As filed with the Securities and Exchange Commission on December 1, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as specified in its charter)

Bermuda	98-0428969
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Montpelier House
94 Pitts Bay Road
Pembroke, HM 08 Bermuda

(Address including zip code of Principal Executive Offices)

Montpelier Re Holdings Ltd. 2007 Long-Term Incentive Plan

(Full title of the plan)

CT Corporation System

111 Eighth Avenue

New York, NY 10011

212-590-9200

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common shares, par value 1/6 cent per share(1)	2,200,000	(2)	$12.425	(2)(3)	$27,335,000	(2)(3)	$1,075	(3)

TOTALS
(1)

The common shares being registered hereby represent shares reserved for issuance pursuant to awards granted or to be granted to eligible employees, directors and consultants of Montpelier Re Holdings Ltd. (the “Company” or the “Registrant”) and its subsidiaries under the Montpelier Re Holdings Ltd. 2007 Long-Term Incentive Plan as amended on May 23, 2007 (the “Long-Term Incentive Plan”).

(2)

This Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of common stock which may become issuable under the plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Long-Term Incentive Plan.

(3)

Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange on November 25, 2008.

EXPLANATORY NOTE

This Registration Statement has been filed to register up to 2,200,000 additional shares of common stock, par value 1/6 cent per share, to be offered pursuant to the Long-Term Incentive Plan. Prior to the amendment of the Long-term Incentive Plan on May 23, 2007, the Company had already filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 covering the Long-Term Incentive Plan (File No. 333-134924, filed on June 9, 2006), (the “Previous Registration Statement”). In accordance with General Instruction E to Form S-8, the contents of the Previous Registration Statement are incorporated by reference herein and made a part of this Registration Statement, except as amended hereby.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS

4.1	Memorandum of Association (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on September 20, 2002, as amended, (Registration No. 333- 89408).*

4.2	Second Amended and Restated Bye-Laws (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 7, 2008, File No. 001-31468).*

5.1	Opinion of Conyers Dill & Pearman, filed with this report.

23.1	Consent of PricewaterhouseCoopers, filed with this report.

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

24.1	Powers of attorney (filed in this report - included on the signature pages hereof).

99.1	Montpelier Re Holdings Ltd. 2007 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.14 of the Company’s Annual Report on Form 10-K filed on February 28, 2008, File No. 001-31468).*

*	Incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement, and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on this 1 day of December 2008.

MONTPELIER RE HOLDINGS LTD.

By:	/s/ Michael S. Paquette

Name:	Michael S. Paquette
Title:	Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints, Anthony Taylor, Thomas G.S. Busher, Christopher L. Harris and Michael S. Paquette, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act and any requirements of the  Commission  in respect thereof, in connection with the filing with the Commission of this Registration Statement  under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher L. Harris	President and Chief Executive Officer and	December 1, 2008

Christopher L. Harris	Director (Principal Executive Officer)

/s/ Michael S. Paquette	Executive Vice President and Chief Financial Officer	December 1, 2008

Michael S. Paquette	(Principal Accounting and Financial Officer)

Signature	Title	Date

/s/ Anthony Taylor	Executive Chairman of the Board of Directors	November 18, 2008

Anthony Taylor

/s/ Thomas G.S. Busher	Deputy Chairman of the Board of Directors, Executive Vice President,	November 18, 2008

Thomas G.S. Busher	Chief Operating Officer and Head of European Operations

/s/ John F. Shettle, Jr.	Lead Director	November 18, 2008

John F. Shettle, Jr.

/s/ John D. Collins	Director	November 18, 2008

John D. Collins

Director

Morgan W. Davis

/s/ Clement S. Dwyer, Jr.	Director	November 18, 2008

Clement S. Dwyer, Jr.

/s/ Allan W. Fulkerson	Director	November 18, 2008

Allan W. Fulkerson

/s/ J. Roderick Heller III	Director	November 18, 2008

J. Roderick Heller III

/s/ K. Thomas Kemp	Director	November 26, 2008

K. Thomas Kemp

Director

Wilbur Ross

/s/ Candace L. Straight	Director	November 18, 2008

Candace L. Straight

/s/ Ian Winchester	Director	November 18, 2008

Ian Winchester

AUTHORIZED REPRESENTATIVE

/s/ K. Thomas Kemp

Director, as the duly
authorized representative of Montpelier
Re Holdings Ltd. in the United States

Date: November 26, 2008

EXHIBIT INDEX

4.1	Memorandum of Association (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on September 20, 2002, as amended, (Registration No. 333- 89408).*

4.2	Second Amended and Restated Bye-Laws (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 7, 2008, File No. 001-31468).*

5.1	Opinion of Conyers Dill & Pearman, filed with this report.

23.1	Consent of PricewaterhouseCoopers, filed with this report.

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

24.1	Powers of attorney (filed in this report - included on the signature pages hereof).

99.1	Montpelier Re Holdings Ltd. 2007 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.14 of the Company’s Annual Report on Form 10-K filed on February 28, 2008, File No. 001-31468).*

*	Incorporated by reference.